Exhibit 99.1
FOR IMMEDIATE RELEASE
FedEx Corp. Reports Higher Fourth Quarter Earnings
Strong Earnings Growth Expected in Fiscal 2012
MEMPHIS, Tenn., June 22, 2011 ... FedEx Corp. (NYSE: FDX) today reported earnings of $1.75 per diluted share for the fourth quarter ended May 31, compared to $1.33 per diluted share a year ago, a year-over-year increase of 32%.
“During fiscal 2011, an improved economy, strong customer demand and decisive actions to grow our business led to increased volumes and yields across all transportation segments,” said Frederick W. Smith, FedEx Corp. chairman, president and chief executive officer. “With this positive momentum, moderate economic growth and subsiding cost headwinds, FedEx is well positioned to deliver strong earnings growth in fiscal 2012.”
Fourth Quarter Results
FedEx Corp. reported the following consolidated results for the fourth quarter:
•	Revenue of $10.55 billion, up 12% from $9.43 billion the previous year

•	Operating income of $888 million, up 28% from $696 million last year

•	Operating margin of 8.4%, up from 7.4% the previous year

•	Net income of $558 million, up 33% from last year’s $419 million
Revenue and earnings increased due to continued strong yield improvement in all transportation segments and volume growth of ground and international express shipments. FedEx Freight’s return to profitability also improved operating results.
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Full Year Results
FedEx Corp. reported the following consolidated results for the full year:
•	Revenue of $39.3 billion, up 13% from $34.7 billion the previous year

•	Operating income of $2.38 billion, up 19% from $2.00 billion last year

•	Net income of $1.45 billion, up 23% from last year’s $1.18 billion

•	Adjusted earnings per share of $4.90, up from $3.76 per share a year ago (Fiscal 2011 earnings per share exclude the impact of certain one–time costs—see table)
Capital spending for fiscal 2011 was $3.4 billion, of which $2.0 billion was for investments in aircraft and related equipment.
Outlook
FedEx projects earnings to be $1.40 to $1.60 per diluted share in the first quarter and $6.35 to $6.85 per diluted share for fiscal 2012. This guidance assumes the current market outlook for fuel prices and continued moderate growth in the global economy. The company reported earnings of $1.20 per diluted share in last year’s first quarter. The capital spending forecast for fiscal 2012 is $4.2 billion, which includes the delivery of aircraft as well as progress payments toward future aircraft deliveries, along with investments in facilities, vehicles and information technology in support of the company’s global growth strategy. The company will benefit from the tax expensing/accelerated depreciation provisions included in the Tax Relief Act of 2010 passed last December.
“Our actions to improve yields continue to drive revenue and earnings growth across our transportation segments,” said Alan B. Graf, Jr., FedEx Corp. executive vice president and chief financial officer. “FedEx Ground maintained its exceptional performance this quarter, increasing volume, yields and margins, while FedEx Freight returned to profitability. Even with higher planned capital spending in fiscal 2012, margins, cash flows and returns are expected to improve year over year.”
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FedEx Express Segment
For the fourth quarter, the FedEx Express segment reported:
•	Revenue of $6.63 billion, up 13% from last year’s $5.88 billion

•	Operating income of $429 million, up 4% from $413 million a year ago

•	Operating margin of 6.5%, down from 7.0% the previous year
FedEx International Priority® (IP) average daily package volume increased 6%, led by exports from Asia. IP revenue per package grew 8% due to higher fuel surcharges, the favorable impact of exchange rates, improved weight per package and yield management actions. IP freight pounds increased 13% with revenue per pound up 6% due to higher fuel surcharges and the favorable impact of exchange rates. In total, IP package and freight revenue increased 15% and pounds increased 9% year-over-year. U.S. domestic revenue per package grew 10% due to higher fuel surcharges, yield management actions and increased weight per package, with slightly lower U.S. domestic average daily package volume.
Operating income improvements were driven by strong yield growth, particularly in U.S. domestic package services, and by volume growth in IP package and freight services. Results were negatively impacted by increased retirement plan expenses and the reinstatement of certain compensation programs.
FedEx Ground Segment
For the fourth quarter, the FedEx Ground segment reported:
•	Revenue of $2.26 billion, up 15% from last year’s $1.96 billion

•	Operating income of $417 million, up 31% from $319 million a year ago

•	Operating margin of 18.4%, up from 16.3% the previous year
FedEx Ground average daily package volume grew 6% in the fourth quarter driven by increases in the business-to-business market and the FedEx Home Delivery service. Revenue per package increased 7% primarily due to yield management actions and higher fuel surcharges. FedEx SmartPost average daily volume increased 24% due to growth in e-commerce and gains in market share. FedEx SmartPost revenue per package increased 8% primarily due to growth in higher-yielding services and increased fuel surcharges.
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Operating income and margin increased primarily due to higher package yield and volume.
FedEx Freight Segment
For the fourth quarter, the FedEx Freight segment reported:
•	Revenue of $1.31 billion, up 6% from last year’s $1.23 billion

•	Operating income of $42 million, up from an operating loss of $36 million a year ago

•	Operating margin of 3.2%, compared with (2.9%) the previous year
Less-than-truckload (LTL) yield increased 13% primarily due to yield management actions and higher LTL fuel surcharges. LTL average daily shipments decreased 8% as a result of the yield management actions.
The segment returned to profitability in the quarter due primarily to the higher LTL yield. Last year’s results included an $18 million impairment charge related to the goodwill associated with the acquisition of Watkins Motor Lines. Strong yield growth and efficiencies resulting from the January 30, 2011 combination of the FedEx Freight and FedEx National LTL operations are expected to drive a substantial improvement in operating results in fiscal 2012. The net cash effect of the combination was immaterial, as cash proceeds of $88 million from asset sales offset severance and other cash outlays.
Corporate Overview
FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services. With annual revenues of $39 billion, the company offers integrated business applications through operating companies competing collectively and managed collaboratively, under the respected FedEx brand. Consistently ranked among the world’s most admired and trusted employers, FedEx inspires its more than 290,000 team members to remain “absolutely, positively” focused on safety, the highest ethical and professional standards and the needs of their customers and communities. For more information, visit news.fedex.com.
Additional information and operating data are contained in the company’s annual report, Form 10-K, Form 10-Qs and fourth quarter fiscal 2011
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Statistical Book. These materials, as well as a Webcast of the earnings release conference call to be held at 8:30 a.m. EDT on June 22 are available on the company’s Web site at www.fedex.com/us/investorrelations. A replay of the conference call Webcast will be posted on our Web site following the call.
Certain statements in this press release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the global markets in which we operate, legal challenges or changes related to FedEx Ground’s owner-operators, new U.S. domestic or international government regulation, the impact from any terrorist activities or international conflicts, our ability to effectively operate, integrate and leverage acquired businesses, changes in fuel prices and currency exchange rates, our ability to match capacity to shifting volume levels and other factors which can be found in FedEx Corp.’s and its subsidiaries’ press releases and filings with the SEC.
Media Contact: Jess Bunn 901-818-7463
Investor Contact: Mickey Foster 901-818-7468
Home Page: fedex.com
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RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO GAAP FINANCIAL MEASURES
The company believes that meaningful analysis of our financial performance requires an understanding of the factors underlying that performance and our judgments about the likelihood that particular factors will repeat. Excluding a reserve associated with a legal matter in the second quarter and the costs of the combination of FedEx Freight and FedEx National LTL operations from our full-year earnings, net of applicable incentive compensation impacts, will allow more accurate comparisons to prior periods of operating performance for fiscal 2011. As required by SEC rules, the table below presents a reconciliation of our presented non-GAAP measure to the most directly comparable GAAP measure.

FY 2011 Diluted
Earnings Per Share

Non-GAAP Measure	$4.90

FedEx Freight Combination Costs	(0.26)

ATA Legal Reserve, Net	(0.07)

GAAP Measure	$4.57

* * *

FEDEX CORP. FINANCIAL HIGHLIGHTS
Fourth Quarter Fiscal 2011
(In millions, except earnings per share and FTEs)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	May 31			May 31
	2011	2010	%	2011	2010	%
Revenue:
FedEx Express segment	$6,628	$5,877	13%	$24,581	$21,555	14%
FedEx Ground segment	2,263	1,962	15%	8,485	7,439	14%
FedEx Freight segment	1,309	1,231	6%	4,911	4,321	14%
FedEx Services segment	438	448	(2%)	1,684	1,770	(5%)
Other & eliminations	(86)	(90)	4%	(357)	(351)	(2%)

Total Revenue	10,552	9,428	12%	39,304	34,734	13%

Operating Expenses:
Salaries and employee benefits	3,866	3,677	5%	15,276	14,027	9%
Purchased transportation	1,511	1,299	16%	5,674	4,728	20%
Rentals and landing fees	612	595	3%	2,462	2,359	4%
Depreciation and amortization	499	488	2%	1,973	1,958	1%
Fuel	1,277	886	44%	4,151	3,106	34%
Maintenance and repairs	509	500	2%	1,979	1,715	15%
Impairment and other charges	1	18	NM	89	18	NM
Other	1,389	1,269	9%	5,322	4,825	10%

Total Operating Expenses	9,664	8,732	11%	36,926	32,736	13%

Operating Income (Loss):
FedEx Express segment	429	413	4%	1,228	1,127	9%
FedEx Ground segment	417	319	31%	1,325	1,024	29%
FedEx Freight segment	42	(36)	217%	(175)	(153)	(14%)

Total Operating Income	888	696	28%	2,378	1,998	19%

Other Income (Expense):
Interest, net	(12)	(19)	(37%)	(77)	(71)	8%
Other, net	(11)	(5)	120%	(36)	(33)	9%

Total Other Income (Expense)	(23)	(24)	(4%)	(113)	(104)	9%

Pretax Income	865	672	29%	2,265	1,894	20%

Provision for Income Taxes	307	253	21%	813	710	15%

Net Income	$558	$419	33%	$1,452	$1,184	23%

Diluted Earnings Per Share	$1.75	$1.33	32%	$4.57	$3.76	22%

Weighted Average Diluted Common and Common Equivalent Shares	318	316	1%	317	314	1%

Capital Expenditures	$731	$835	(12%)	$3,434	$2,816	22%

Average Full-Time Equivalents (000s)	257	248	4%	256	245	4%

FEDEX CORP. CONDENSED CONSOLIDATED BALANCE SHEETS
Fourth Quarter Fiscal 2011
(In millions)
(Current period is unaudited)

	May 31, 2011	May 31, 2010
ASSETS
Current Assets
Cash and cash equivalents	$2,328	$1,952
Receivables, less allowances	4,581	4,163
Spare parts, supplies and fuel, less allowances	437	389
Deferred income taxes	610	529
Prepaid expenses and other	329	251

Total current assets	8,285	7,284

Property and Equipment, at Cost	33,686	31,302
Less accumulated depreciation and amortization	18,143	16,917

Net property and equipment	15,543	14,385

Other Long-Term Assets
Goodwill	2,326	2,200
Other assets	1,231	1,033

Total other long-term assets	3,557	3,233

	$27,385	$24,902

LIABILITIES AND STOCKHOLDERS’ INVESTMENT

Current Liabilities
Current portion of long-term debt	$18	$262
Accrued salaries and employee benefits	1,268	1,146
Accounts payable	1,702	1,522
Accrued expenses	1,894	1,715

Total current liabilities	4,882	4,645

Long-Term Debt, Less Current Portion	1,667	1,668

Other Long-Term Liabilities
Deferred income taxes	1,336	891
Pension, postretirement healthcare and other benefit obligations	2,124	1,705
Self-insurance accruals	977	960
Deferred lease obligations	779	804
Deferred gains, principally related to aircraft transactions	246	267
Other liabilities	154	151

Total other long-term liabilities	5,616	4,778

Commitments and Contingencies

Common Stockholders’ Investment
Common stock, $0.10 par value, 800 million shares authorized	32	31
Additional paid-in capital	2,484	2,261
Retained earnings	15,266	13,966
Accumulated other comprehensive loss	(2,550)	(2,440)
Treasury stock, at cost	(12)	(7)

Total common stockholders’ investment	15,220	13,811

	$27,385	$24,902

FEDEX CORP. CONDENSED CONSOLIDATED
STATEMENTS OF CASH FLOWS
Fourth Quarter Fiscal 2011
(In millions)
(Current period is unaudited)

	Year Ended
	May 31
	2011	2010

Operating Activities:
Net income	$1,452	$1,184
Noncash charges:
Depreciation and amortization	1,973	1,958
Other, net	948	574
Changes in operating assets and liabilities, net	(332)	(578)

Cash provided by operating activities	4,041	3,138

Investing Activities:
Capital expenditures	(3,434)	(2,816)
Business acquisitions, net of cash acquired	(96)	—
Proceeds from asset dispositions and other	111	35

Cash used in investing activities	(3,419)	(2,781)

Financing Activities:
Principal payments on debt	(262)	(653)
Dividends paid	(151)	(138)
Other, net	126	99

Cash used in financing activities	(287)	(692)

Effect of exchange rate changes on cash	41	(5)

Net increase (decrease) in cash and cash equivalents	376	(340)

Cash and cash equivalents at beginning of period	1,952	2,292

Cash and cash equivalents at end of period	$2,328	$1,952

FEDEX EXPRESS SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS
Fourth Quarter Fiscal 2011
(Dollars in millions)
(Unaudited)

	Three Months Ended				Twelve Months Ended
	May 31				May 31
	2011	2010	%		2011	2010	%
FINANCIAL HIGHLIGHTS

Revenue	$6,628	$5,877	13%		$24,581	$21,555	14%

Operating Expenses:
Salaries and employee benefits	2,351	2,187	7%		9,183	8,402	9%
Purchased transportation	430	347	24%		1,573	1,177	34%
Rentals and landing fees	418	399	5%		1,672	1,577	6%
Depreciation and amortization	272	259	5%		1,059	1,016	4%
Fuel	1,099	748	47%		3,553	2,651	34%
Maintenance and repairs	351	342	3%		1,353	1,131	20%
Intercompany charges	520	504	3%		2,043	1,940	5%
Other[1]	758	678	12%		2,917	2,534	15%

Total Operating Expenses	6,199	5,464	13%		23,353	20,428	14%

Operating Income	$429	$413	4%		$1,228	$1,127	9%

Operating Margin	6.5%	7.0%	(0.5	pts)	5.0%	5.2%	(0.2	pts)

OPERATING STATISTICS

Operating Weekdays	65	65	—		255	255	—

AVG DAILY VOLUME / POUNDS
Average Daily Package Volume (000s):

U.S. Overnight Box	1,158	1,156	0%		1,184	1,157	2%
U.S. Overnight Envelope	626	632	(1%)		627	614	2%
U.S. Deferred	833	843	(1%)		873	867	1%

Total U.S. Domestic Package	2,617	2,631	(1%)		2,684	2,638	2%
International Priority	593	560	6%		575	523	10%
International Domestic	373	323	15%		348	318	9%

Total Average Daily Packages	3,583	3,514	2%		3,607	3,479	4%

Average Daily Freight Pounds (000s):

U.S.	7,027	6,916	2%		7,340	7,141	3%
International Priority	3,261	2,889	13%		3,184	2,544	25%
International Airfreight	1,195	1,198	(0%)		1,235	1,222	1%

Total Avg Daily Freight Pounds	11,483	11,003	4%		11,759	10,907	8%

YIELD
Revenue Per Package:

U.S. Overnight Box	$21.72	$19.77	10%		$20.29	$19.00	7%
U.S. Overnight Envelope	11.37	10.64	7%		10.86	10.47	4%
U.S. Deferred	13.56	12.23	11%		12.60	11.70	8%

Total U.S. Domestic Package	16.65	15.16	10%		15.59	14.61	7%
International Priority	58.96	54.45	8%		56.08	53.10	6%
International Domestic	7.51	7.22	4%		7.38	7.14	3%

Composite Package Yield	$22.69	$20.69	10%		$21.25	$19.72	8%

Revenue Per Freight Pound:

U.S.	$1.25	$1.15	9%		$1.17	$1.09	7%
International Priority	2.21	2.09	6%		2.12	2.01	5%
International Airfreight	0.96	0.85	13%		0.90	0.81	11%

Composite Freight Yield	$1.49	$1.36	10%		$1.40	$1.27	10%

Average Full-Time Equivalents (000s)	135	129	5%		133	128	4%
1 — Current year includes a $66 million reserve for a legal matter.

FEDEX GROUND SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS
Fourth Quarter Fiscal 2011
(Dollars in millions)
(Unaudited)

	Three Months Ended				Twelve Months Ended
	May 31				May 31
	2011	2010	%		2011	2010	%
FINANCIAL HIGHLIGHTS

Revenues:
FedEx Ground	$2,099	$1,840	14%		$7,855	$6,958	13%
FedEx SmartPost	164	122	34%		630	481	31%

Total Revenues	2,263	1,962	15%		8,485	7,439	14%

Operating Expenses:
Salaries and employee benefits	328	299	10%		1,282	1,158	11%
Purchased transportation	893	769	16%		3,431	2,966	16%
Rentals	66	60	10%		263	244	8%
Depreciation and amortization	88	83	6%		337	334	1%
Fuel	3	2	50%		12	8	50%
Maintenance and repairs	43	47	(9%)		169	166	2%
Intercompany charges	228	208	10%		897	795	13%
Other	197	175	13%		769	744	3%

Total Operating Expenses	1,846	1,643	12%		7,160	6,415	12%

Operating Income	$417	$319	31%		$1,325	$1,024	29%

Operating Margin	18.4%	16.3%	2.1	pts	15.6%	13.8%	1.8	pts

OPERATING STATISTICS

Operating Weekdays	65	65	—		256	255	0%

Average Daily Package Volume (000s)
FedEx Ground	3,732	3,516	6%		3,746	3,523	6%
FedEx SmartPost	1,430	1,150	24%		1,432	1,222	17%

Yield (Revenue Per Package)
FedEx Ground	$8.64	$8.04	7%		$8.17	$7.73	6%
FedEx SmartPost	$1.76	$1.63	8%		$1.72	$1.56	10%

FEDEX FREIGHT SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS
Fourth Quarter Fiscal 2011
(Dollars in millions)
(Unaudited)

	Three Months Ended				Twelve Months Ended
	May 31				May 31
	2011	2010	%		2011	2010	%
FINANCIAL HIGHLIGHTS

Revenue	$1,309	$1,231	6%		$4,911	$4,321	14%

Operating Expenses:
Salaries and employee benefits	557	576	(3%)		2,303	2,128	8%
Purchased transportation	212	213	(0%)		779	690	13%
Rentals	28	31	(10%)		122	116	5%
Depreciation and amortization	47	48	(2%)		205	198	4%
Fuel	176	135	30%		585	445	31%
Maintenance and repairs	47	43	9%		182	148	23%
Intercompany charges	104	102	2%		427	351	22%
Impairment and other charges[1]	1	18	(94%)		89	18	NM
Other	95	101	(6%)		394	380	4%

Total Operating Expenses	1,267	1,267	—		5,086	4,474	14%

Operating Income (Loss)	$42	$(36)	217%		$(175)	$(153)	(14%)

Operating Margin	3.2%	(2.9%)	6.1	pts	(3.6%)	(3.5%)	(0.1	pts)

OPERATING STATISTICS

LTL Operating Weekdays	65	65	—		254	253	0%

LTL Shipments Per Day (000s)	84.3	91.5	(8%)		86.0	82.3	4%
Weight Per LTL Shipment (lbs)	1,177	1,160	1%		1,144	1,134	1%
LTL Revenue/CWT	$18.83	$16.69	13%		$18.24	$17.07	7%

1 —	Current year includes charges associated with the combination of FedEx Freight and FedEx National LTL operations, which became effective January 30, 2011.